UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 1-33726

Date of Report: October 21, 2011

ADVANCED BATTERY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2497491
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

15 West 39th Street, Suite 14A, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-391-2752
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01            Other Events

On September 14, 2011 the Bank of JiangSu approved a credit line for the Registrant’s subsidiary, Wuxi ZhongQiang Autocycle Co., Ltd.  (“Wuxi ZQ”).  The credit line authorized Wuxi ZQ to borrow up to 40 million Renminbi ($6.3 million).  Each loan will have a term of one year and bear interest at 110% of the Bank’s basic loan rate.  The loans will be secured by a pledge of the land and facilities used by Wuxi ZQ.

On October 21, 2011, Wuxi ZQ borrowed 20 million RMB ($3.1 million) pursuant to the credit line.  The initial interest rate is 7.216%, which will be adjusted monthly to remain 10% above the Bank’s basic rate.  The principal amount of the loan will be payable on October 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BATTERY TECHNOLOGIES, INC.
Dated: October 27, 2011	By:/s/ Zhiguo Fu
Zhiguo Fu, Chief Executive Officer